Exhibit 10.13

LIN TV Corp.
Summary of Executive Compensation

As of March 16, 2009, the 2009 base salaries of each of the named executive officers of LIN TV Corp. were as follows:

Name of Executive	Title of Executive	Base Salary
Vincent L. Sadusky	President and Chief Executive Office	$500,000
Scott M. Blumenthal	Executive Vice President Television	386,000
Denise M. Parent	Vice President General Counsel and Secretary	283,000
Robert S. Richter	Senior Vice President New Media	300,000
Richard J. Schmaeling	Senior Vice President and Chief Financial Officer	325,000

The 2009 target bonuses for each executive are established and outlined in more detail in his or her employment agreement incorporated by reference as Exhibits to our Annual Report on Form 10-K for the year ended December 31, 2008, with the exception of Robert Richter, which is filed as Exhibit 10.21 on Form 10-K for the year ended December 31, 2008. The bonuses will be determined based upon the achievement of certain strategic objectives, including performance targets and other subjective factors.

As of March 16, 2009, the 2009 target bonus of each of the executive officers of LIN TV Corp. was as follows:

Name of Executive	Title of Executive	2009 Target Cash Bonus
Vincent L. Sadusky	President and Chief Executive Office	$500,000
Scott M. Blumenthal	Executive Vice President Television	200,000
Denise M. Parent	Vice President General Counsel and Secretary	150,000
Robert S. Richter	Senior Vice President New Media	150,000
Richard J. Schmaeling	Senior Vice President and Chief Financial Officer	150,000